Exhibit 99.1

NextDecade Announces Framework Agreements with Global Infrastructure Partners and TotalEnergies to Support the Development of the Rio Grande LNG Project

HOUSTON--(BUSINESS WIRE)--June 14, 2023-- NextDecade Corporation (NextDecade) (NASDAQ: NEXT) today announced that it has entered into framework agreements with Global Infrastructure Partners (GIP) and TotalEnergies (NYSE: TTE) to enable the final investment decision (FID) for the Rio Grande LNG project (RGLNG) Trains 1, 2 and 3 (Phase 1) and to provide momentum for the further development of RGLNG Train 4 and Train 5.

NextDecade, GIP and TotalEnergies have entered into framework agreements whereby GIP would become a majority investor in Phase 1, and TotalEnergies would become a 16.67% investor, both subject to execution of definitive documentation and FID. The agreements are expected to further provide GIP and TotalEnergies options to invest in RGLNG Train 4 and Train 5 and options to invest in the planned carbon capture and sequestration (CCS) project at RGLNG.

In addition, TotalEnergies has agreed to purchase 5.4 million tonnes per annum (MTPA) of LNG from Phase 1 for 20 years on a free on board (FOB) basis indexed to Henry Hub and has options to purchase LNG from Train 4 and Train 5. TotalEnergies has also agreed to acquire in three tranches a 17.5% common stock position in NextDecade for an aggregate purchase price of $219.4 million.

The first tranche of $40 million of NextDecade common stock was issued and sold today at $4.9837 per share. The second tranche of $110 million will be issued and sold at the same price after FID on Phase 1. The third tranche will be issued and sold in an amount such that the combined stock purchases equal 17.5% of the outstanding common stock of NextDecade after the closing of the third tranche. The issuance and sale of the common stock in the third tranche will be conditioned on the approval of NextDecade shareholders. Based on current estimates, NextDecade expects to sell approximately 45.1 million shares of common stock in the aggregate to TotalEnergies at an average price per share of approximately $4.86.

“This announcement marks a momentous milestone for NextDecade,” said Matt Schatzman, NextDecade Chairman and Chief Executive Officer. “We are excited to work with GIP and TotalEnergies on RGLNG and our proposed CCS project at RGLNG. We are also eager to grow our partnership with GIP and TotalEnergies focusing on our shared vision to reduce carbon emissions in the energy sector.”

“With the world increasingly moving toward sustainable solutions, this partnership among GIP, TotalEnergies and NextDecade reinforces our shared commitment to helping lead the transition and shaping of the future of energy,” said Bayo Ogunlesi, Chairman and Chief Executive Officer of Global Infrastructure Partners. “This venture marks a critical step in displacing coal usage and upholds GIP’s commitment to promoting decarbonization, energy security and energy affordability. Our shared vision with TotalEnergies and NextDecade, combined with our capabilities, will undoubtedly help catalyze the development of cleaner energy.”

"We are delighted to join forces with NextDecade and GIP on the development of this new US LNG project, for which TotalEnergies shall leverage its extensive experience in LNG and technical expertise in major industrial project development," said Patrick Pouyanné, Chairman and CEO of TotalEnergies. “Our involvement in this project will enhance our LNG capacity by 5.4 MTPA strengthening our ability to ensure Europe's gas supply security and to provide Asian customers with an alternative fuel that emits half as much as coal.”

NextDecade continues to target FID on Phase 1 by the end of the second quarter with FIDs of its remaining trains to follow thereafter.

About NextDecade Corporation

NextDecade Corporation is an energy company accelerating the path to a net-zero future. Leading innovation in more sustainable LNG and carbon capture solutions, NextDecade is committed to providing the world access to cleaner energy. Through our wholly owned subsidiaries Rio Grande LNG and NEXT Carbon Solutions, we are developing a 27 MTPA LNG export facility in South Texas along with one of the largest carbon capture and storage (CCS) projects in North America. We are also working with third-party customers around the world to deploy our proprietary processes to lower the cost of carbon capture and storage and reduce CO2 emissions at their industrial-scale facilities. NextDecade's common stock is listed on the Nasdaq Stock Market under the symbol "NEXT." NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.

About Global Infrastructure Partners (GIP)

GIP is a leading independent infrastructure fund manager that makes equity and debt investments in infrastructure assets and businesses. GIP targets investments in the energy, transport, digital infrastructure, and water/waste sectors in both OECD and select emerging market countries. Headquartered in New York, GIP operates out of 10 offices: New York, London, Stamford, Sydney, Melbourne, Brisbane, Delhi, Singapore and Hong Kong. GIP manages c. US $100 billion for its investors. GIP’s portfolio companies have combined annual revenues of c. US $80 billion and employ over 100,000 people. For more information, visit www.global-infra.com.

Contact:

Media: mediainquiries@global-infra.com

About TotalEnergies

TotalEnergies is a global multi-energy company that produces and markets energies: oil and biofuels, natural gas and green gases, renewables and electricity. Our more than 100,000 employees are committed to energy that is ever more affordable, cleaner, more reliable and accessible to as many people as possible. Active in nearly 130 countries, TotalEnergies puts sustainable development in all its dimensions at the heart of its projects and operations to contribute to the well-being of people.

TotalEnergies Contacts

Media Relations: +33 (0)1 47 44 46 99 l presse@totalenergies.com l @TotalEnergiesPR
Investor Relations: +33 (0)1 47 44 46 46 l ir@totalenergies.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design,” “assume,” “budget,” “guidance,” and “forecast” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the execution of definitive documentation in respect of equity investments by GIP and TotalEnergies in Phase 1; NextDecade’s progress in the development of its LNG liquefaction and export projects and CCS projects and the timing of that progress; the timing of achieving a final investment decision on the Rio Grande LNG terminal (the “Terminal”); reliance on third-party contractors to successfully complete the Terminal, the pipeline to supply gas to the Terminal and any CCS projects; ability to develop NCS’ business though implementation of CCS projects; ability to secure additional debt and equity financing in the future to complete the Terminal and CCS projects on commercially acceptable terms; accuracy of estimated costs for the Terminal and CCS projects; ability to achieve operational characteristics of the Terminal and CCS projects, when completed, including liquefaction capacities and amount of CO2 captured and stored, and any differences in such operational characteristics from expectations; development risks, operational hazards and regulatory approvals applicable to NextDecade's development, construction and operation activities and those of its third-party contractors and counterparties; technological innovation which may lessen NextDecade's anticipated competitive advantage or demand for its offerings; global demand for and price of LNG; availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG and CCS industries, including environmental laws and regulations that impose significant compliance costs and liabilities; scope of implementation of carbon pricing regimes aimed at reducing greenhouse gas emissions; global development and maturation of emissions reduction credit markets; adverse changes to existing or proposed carbon tax incentive regimes; global pandemics, including the 2019 novel coronavirus pandemic, the Russia-Ukraine conflict, other sources of volatility in the energy markets and their impact on NextDecade's business and operating results, including any disruptions in its operations or development of the Terminal and the health and safety of its employees, and on its customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of our securities on the Nasdaq Capital Market or another securities exchange or quotation medium; changes adversely affecting the businesses in which NextDecade is engaged; management of growth; general economic conditions; ability to generate cash; and the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Additionally, any development of the Terminal or CCS projects remains contingent upon completing required commercial agreements, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

INVESTORS

IR@next-decade.com

MEDIA

Communications@next-decade.com

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